May 1, 2008

Western Ridge Minerals, Inc.
#404, 10153-117th Street
Edmonton, Alberta, Canada T5K 1X5

Re:     Western Ridge Minerals, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

This firm has acted as counsel for Western Ridge Minerals, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relation to the offering of 1,676,400 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.  In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 1,676,400 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provision, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

/s/Marvin L. Longabaugh
Marvin L. Longabaugh, Esq.

May 1, 2008

CONSENT

I HEREBY CONSENT to the inclusion of my name and use of my opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Western Ridge Minerals, Inc.

Very truly yours,

/s/Marvin L. Longabaugh
Marvin L. Longabaugh, Esq.